EXHIBIT 99.1
Castellum Announces Second Quarter and First Half 2026 Financial Results

First Half 2026 Revenue Increased 10% to $28.2 Million; Expects Full Year 2026 to Be a Record Year in Terms of Revenue

Debt-Free Balance Sheet with $16.9 Million in Cash and a Total Backlog of $271.7 Million

Conference Call Scheduled for Friday, August 7 at 10am ET

VIENNA, Va., August 6, 2026 (GLOBE NEWSWIRE) – Castellum, Inc. (NYSE-American: CTM) (“Castellum,” “CTM,” “we,” or the “Company”), a cybersecurity, electronic warfare, and software services company focused on the federal government, today announced its financial results for the three- and six-month periods (“Q2” and “first half”) ended June 30, 2026.

Q2 2026 Financial Highlights
•Revenues of $13.9 million, stable compared to $14.0 million in Q2 2025.
•Gross profit of $4.7 million, or 34% of revenues, as compared to $5.1 million, or 36% of revenues, in Q2 2025.
•Adjusted EBITDA* was $0.03 million, as compared to $0.50 million in Q2 2025.
•Net loss was $(1.1) million (or $(0.01) per basic and diluted share), as compared to a net loss of $(0.3) million (or $0.00 per basic and diluted share) in Q2 2025.
•Cash and cash equivalents as of June 30, 2026 was $16.9 million, as compared to $15.8 million at March 31, 2026 and $14.9 million at December 31, 2025.
•No long-term debt as of June 30, 2026.

First Half 2026 Financial Highlights
•Revenues of $28.2 million, up 10% as compared to $25.7 million in the first half of 2025.
•Gross profit of $9.8 million, up 2% as compared to $9.6 million in the first half of 2025.
•Adjusted EBITDA* was $0.4 million, as compared to $0.6 million in the first half of 2025.
•Net loss was $(1.4) million (or $(0.02) per basic and diluted share), improved from a net loss of $(1.5) million (or $(0.02) per basic and diluted share) in the first half of 2025.

* Q2 2026 Adjusted EBITDA excludes certain non-cash expenses, including stock-based compensation of $0.8 million and depreciation and amortization of $0.3 million, as compared to stock-based compensation of $0.5 million and depreciation and amortization of $0.4 million in Q2 2025. First half 2026 Adjusted EBITDA excludes stock-based compensation of $1.6 million and depreciation and amortization of $0.6 million, as compared to stock-based compensation of $1.7 million and depreciation and amortization of $0.8 million in the first half of 2025. See the reconciliation to non-GAAP Adjusted EBITDA chart below.

Q2 2026 Operational Highlights
•Total backlog was $271.7 million as of June 30, 2026, as compared to $273.3 million at March 31, 2026 and $265.0 million at December 31, 2025.
•Qualified pipeline totaled $953.5 million as of June 30, 2026, as compared to $938.0 million at March 31, 2026.
•Achieved Cybersecurity Maturity Model Certification ("CMMC") Level 2 validating Castellum's advanced cybersecurity posture and eligibility to support DoW programs.
•Secured a directed $4.0 million U.S. Navy ADMACS modernization subcontract expanding Castellum’s portfolio of high‑value, mission‑critical U. S. Navy software modernization work.
•Won a position on the U.S. Navy’s $250.0 million LIIS CMDS Logistics IT MAC, providing a multi‑year pipeline of task order opportunities to modernize naval maintenance and logistics IT systems.

Glen Ives, President and Chief Executive Officer of Castellum, commented, “Revenue for the first six months of 2026 grew 10% year over year to $28.2 million and gross profit increased to $9.8 million, driven by the continued ramp up of the major long-term prime contracts we won in 2025, including the NAVAIR PMA-290 Special Missions program and the NAWCAD Lakehurst MO&I award. This first half growth trajectory, combined with our total backlog of approximately $272 million and a

EXHIBIT 99.1
qualified pipeline that continues to expand, gives us confidence that Castellum is on track to deliver record revenue for the full year 2026. Second quarter revenue was stable as compared to the prior year, reflecting gains from the ramp up of SSI's NAWCAD Lakehurst contract, partially offset by the expected wind down of certain contracts that contributed additional revenue in the second quarter of 2025. This revenue recognition timing factor is common in our industry. Additionally, we ended the quarter with a total backlog of approximately $272 million, which provides multi-year revenue visibility. We currently expect to recognize approximately 16% of this backlog over the next 12 months and approximately 48% over the next 24 months, with the remainder recognized thereafter.”

David Bell, Chief Financial Officer of Castellum, noted, “Our first half results reflect the strength of the underlying business, with revenue up 10% and gross profit up 2% year-over-year. Our second quarter gross margin of 34.0% reflects a higher mix of subcontractor work, which typically carries a lower margin than direct labor, as well as the cost to complete the remaining work on the two firm-fixed-price contracts referenced above. As expected, EBITDA declined from prior periods, reflecting the planned 2026 investments in business development, investor relations, and acquisition activities. The economics of this work are inherently front-loaded. Whether we are pursuing a contract award, developing a product, or acquiring a business, certain costs are recognized well in advance of the revenue it is intended to generate. We are investing in Castellum’s future, which means lower near-term EBITDA in exchange for a stronger multi-year growth profile. Importantly, we funded the business entirely from operating cash flow during the first half, ending the period with a debt-free balance sheet and $16.9 million in cash, an increase of $2.0 million since year end, giving us the flexibility to invest in growth while maintaining a solid financial profile. With our first-half momentum and the investments we have made, we remain on pace for record full-year revenue.”

Discussing the go-forward strategy, Mr. Ives concluded, “Our priorities in Phase 3 of Castellum's evolution remain unchanged, and the first half of 2026 was about putting the resources behind them. Based on the momentum we are seeing in our backlog, pipeline, and contract awards, we expect to deliver record revenue for the full year, and our focus for the second half is translating that growth into durable, higher-margin performance.

–Converting our backlog and pipeline into organic revenue growth. We expanded our business development capacity this year specifically to increase the volume and quality of opportunities we pursue, and that investment is already contributing to the growth we are seeing in the first half, which we expect to continue through the remainder of the year.
–Selectively pursuing M&A opportunities that meet our criteria. Our standards have not changed. We are looking for businesses that bring differentiated capability, contract vehicles or customer access we do not already have, and a valuation that is accretive to shareholders. We would rather pass on a transaction than force one.

We continue to invest in mission-critical technologies and capabilities that expand both our addressable market and our client base. We are doing that work from a position of financial strength, funded internally and without leverage, which is what allows us to invest through the cycle rather than react to it. As we move through the second half of 2026, disciplined execution remains the priority. We believe that discipline, applied consistently, is what positions Castellum for sustainable long-term growth and enhanced shareholder value.”

Conference Call
Castellum will hold a conference call on Friday, August 7, 2026, at 10:00 am Eastern Time to discuss its second quarter 2026 financial results.

By Phone: To access the call, please dial (833) 461-5787 approximately 10 minutes prior to the start of the conference call and use the conference ID 900 517 065.

By Webcast: A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis at https://events.q4inc.com/attendee/900517065.

The archived version of the webcast will be available on the Company’s website shortly after the call at https://investors.castellumus.com in the Investor Relations section under Events and Presentations.

About Castellum, Inc.
Castellum, Inc. (NYSE-American: CTM) is a technology company focused on leveraging the power of information technology to help solve our Nation’s most pressing national security challenges. CTM provides U.S. government and commercial clients with cybersecurity, software development, systems engineering, information / electronic warfare, program support, and data analytics services. It also offers subject matter expertise in artificial intelligence / machine learning, 5G technologies, model-based systems engineering, program management, information assurance, intelligence analysis, and CMMC compliance. In

EXHIBIT 99.1
addition to constantly innovating and enhancing its organic capabilities, Castellum is executing strategic acquisitions of firms that share our passionate commitment to U.S. national security and have a history of bringing exceptional value to their clients. For more information visit: https://castellumus.com.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “in a position,” “looking to,” “pursue,” “positioned,” “will,” “likely,” “would,” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to continue to grow and execute on its total backlog and qualified pipeline and compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contacts:
Castellum, Inc.
1934 Old Gallows Road, Suite 350
Vienna, VA 22182

Investor Relations:
The Equity Group
Lena Cati (212) 836-9611
lena.cati@theequitygroup.com

Val Ferraro (212) 836-9633
val.ferraro@theequitygroup.com

EXHIBIT 99.1
Castellum, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current Assets:
Cash	$16,865,160	$14,884,778
Accounts receivable, net	7,146,578	8,180,180
Contract asset	—	568,705
Due from buyer	55,916	58,207
Prepaid income taxes	252,896	153,153
Prepaid expenses and other current assets	802,226	800,671
Total current assets	25,122,776	24,645,694
Fixed assets, net	218,112	231,136
Non-Current Assets:
Due from buyer, net of current portion	8,320	77,259
Right of use asset - operating lease	938,005	800,069
Investment in joint ventures/captive insurance entity	100,250	100,250
Intangible assets, net	4,762,510	5,371,602
Goodwill	10,676,834	10,676,834
Total non-current assets	16,704,031	17,257,150
Total Assets	$41,826,807	$41,902,844
Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$2,019,079	$1,904,962
Accrued payroll and payroll related expenses	2,954,048	2,761,998
Current portion of lease liability – operating leases	351,287	270,868
Derivative liability	10,000	262,000
Notes payable, related party	—	400,000
Total current liabilities	5,334,414	5,599,828
Non-Current Liabilities
Lease liability – operating leases, net of current portion	607,621	550,219
Total non-current liabilities	607,621	550,219
Total Liabilities	5,942,035	6,150,047
Stockholders' Equity
Preferred stock, 50,000,000 shares authorized
Series A Preferred stock, par value $0.0001; 10,000,000 shares authorized; 5,875,000 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	588	588
Series C Preferred stock, par value $0.0001; 10,000,000 shares authorized; 570,000 and 570,000 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	57	57
Common stock, par value, $0.0001, 3,000,000,000 shares authorized, 94,698,939 and 94,612,750 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	9,470	9,461
Additional paid in capital	93,894,384	92,330,909
Accumulated deficit	(58,019,727)	(56,588,218)
Total stockholders' equity	35,884,772	35,752,797
Total Liabilities and Stockholders' Equity	$41,826,807	$41,902,844

EXHIBIT 99.1
Castellum, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$13,864,676	$14,024,090	$28,156,637	$25,688,455

Cost of Revenues	9,145,257	8,963,643	18,374,997	16,073,392

Gross Profit	4,719,419	5,060,447	9,781,640	9,615,063

Operating Expenses
Indirect costs	2,399,115	2,216,730	4,860,255	4,602,274
Overhead	545,009	497,307	1,189,365	1,010,231
General and administrative	2,869,387	2,729,933	5,524,109	5,872,088
Total operating expenses	5,813,511	5,443,970	11,573,729	11,484,593

Loss From Operations Before Other Income	(1,094,092)	(383,523)	(1,792,089)	(1,869,530)

Other Income (Expense)
Gain from change in fair value of derivative liability	—	16,000	252,000	517,000
Interest income (expense), net	104,444	(30,357)	205,843	(141,121)
Total other income (expense)	104,444	(14,357)	457,843	375,879

Loss Before Income Taxes and Preferred Stock Dividends	(989,648)	(397,880)	(1,334,246)	(1,493,651)

Income tax (expense) benefit	(36,949)	75,773	(43,625)	1,497

Net Loss	(1,026,597)	(322,107)	(1,377,871)	(1,492,154)
Less: preferred stock dividends	26,819	26,820	53,639	53,804
Net Loss To Common Shareholders	$(1,053,416)	$(348,927)	$(1,431,510)	$(1,545,958)

Net Loss Per Share - Basic And Diluted	$(0.01)	$—	$(0.02)	$(0.02)

Weighted Average Shares Outstanding - Basic And Diluted	94,697,992	87,144,174	94,655,606	83,809,130

EXHIBIT 99.1
Non-GAAP Financial Measures and Key Performance Metrics

This press release contains Non-GAAP Adjusted EBITDA, which is a Non-GAAP financial measure that is used by management to measure the Company's operating performance. A reconciliation of this measure to the most directly comparable GAAP financial measure is contained herein. To the extent required, statements disclosing this measure's definition, utility, and purpose are also set forth herein.

Definition:
Adjusted EBITDA is a Non-GAAP measure, calculated as the Company’s earnings before (not including expenses related to) interest, taxes, depreciation, and amortization, also adjusted for other non-cash items such as stock-based compensation, and other non-recurring cash items, such as expenses for a one-time policy change.

Utility and Purpose:
The Company discloses Non-GAAP Adjusted EBITDA because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Adjusted EBITDA is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a measure titled Non-GAAP Adjusted EBITDA, this measure may be calculated differently from how we calculate this Non-GAAP financial measure, which reduces its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Adjusted EBITDA alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Reconciliation of Unaudited Non-GAAP Adjusted EBITDA to Operating Loss

	Three Months Ended June 30
	2026	2025
Revenues	$13,864,676	$14,024,090
Gross profit	4,719,419	5,060,447
Loss from operations before other income (expense)	(1,094,092)	(383,523)
Add Back:
Depreciation and amortization	324,346	372,026
Adjust for non-cash and one-time charges
Stock based compensation and ESPP	795,538	511,814
Non-GAAP Adjusted EBITDA	$25,792	$500,317

EXHIBIT 99.1

	Six Months Ended June 30
	2026	2025
Revenues	$28,156,637	$25,688,455
Gross profit	9,781,640	9,615,063
Loss from operations before other income (expense)	(1,792,089)	(1,869,530)
Add Back:
Depreciation and amortization	649,336	750,213
Adjust for non-cash and one-time charges
Stock based compensation and ESPP	1,563,475	1,691,021
Non-GAAP Adjusted EBITDA	$420,722	$571,704